Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(millions of dollars, except for share data)

Spin-off of Versum Materials

Air Products and Chemicals, Inc. (“Air Products”) completed the previously announced separation of its Electronic Materials business from its Materials Technologies segment into a separate and independent public company on 1 October 2016, the distribution date, through the distribution of all of the then outstanding common stock of Versum Materials, Inc. (“Versum”). Air Products distributed pro rata to its stockholders one share of Versum common stock, par value $1.00 per share, for every two shares of Air Products common stock, par value $1.00 per share, held as of the close of business on 21 September 2016, the record date for the distribution. Fractional shares of Versum common stock were not distributed to Air Products common stockholders. Instead, the fractional shares of Versum common stock were distributed in cash payments to the Air Products common stockholders who otherwise would have received fractional shares of Versum common stock.

Beginning in the first quarter of fiscal year 2017, the historical financial results of this business will be reflected in Air Products’ consolidated financial statements as a discontinued operation.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Air Products, which were prepared in accordance with U.S. generally accepted accounting principles (GAAP). These statements should be read in conjunction with the historical consolidated financial statements of Air Products, the accompanying notes to those financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Air Products’ Annual Report on Form 10-K for the year ended 30 September 2015 and its Quarterly Report on Form 10-Q for the nine months ended 30 June 2016.

The unaudited pro forma consolidated income statements for the nine months ended 30 June 2016 and for each of the fiscal years ended 30 September 2015, 2014 and 2013 are presented as if the spin-off had occurred on 1 October 2012. The unaudited pro forma consolidated balance sheet as of 30 June 2016 is presented as if the spin-off had occurred on that date.

The historical Air Products’ balances presented on the pro forma consolidated financial statements represent amounts reported on the consolidated financial statements of Air Products’ Annual Report on Form 10-K for the year ended 30 September 2015 and its Quarterly Report on Form 10-Q for the nine months ended 30 June 2016.

On 29 March 2016, Air Products committed to the exit of its Energy-from-Waste segment. Effective with our Form 10-Q filing for the period ended 31 March 2016, the historical results of this business have been reflected as a discontinued operation. For comparability between the interim and annual periods presented, the pro forma Air Products continuing operations results for the fiscal years ended 30 September 2015, 2014, and 2013 have been adjusted by the historical results of this business. A similar adjustment was not reflected in the nine months ended 30 June 2016 since the results of the Energy-from-Waste business were already reflected as a discontinued operation in our most recent Form 10-Q filing.

The unaudited pro forma consolidated financial statements include pro forma adjustments specific to the separation of Versum and are based on the best information available and assumptions that management believes are factually supportable. The unaudited pro forma consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of Air Products’ consolidated results of operations or financial position had the spin-off occurred as of the dates presented and should not be taken as representation of Air Products’ future consolidated results of operations or financial condition.

Air Products’ believes that the adjustments included within the Discontinued Operation – Electronic Materials column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. Air Products’ current estimates are preliminary and could change as the Company finalizes the accounting for the discontinued operations, which will be reported in future filings. Unlike the combined financial statements included in Versum’s amended registration statement on Form 10 filed 12 September 2016, which were prepared as if the company operated on a stand-alone basis, these financial statements do not include any allocation of Air Products’ corporate costs or any public company costs Versum may incur as a separate company. In addition, the presentation of discontinued operations for Electronic Materials excludes costs of certain services and facilities that will not transfer with the business upon separation such as information technology and office space costs. These functional costs on an annual basis were approximately $25. The majority of these costs are expected to be reimbursed to Air Products by Versum pursuant to a short-term transition services agreement under which Air Products will provide transition services to Versum.

The Pro Forma Adjustments column in the unaudited pro forma consolidated financial statements reflects pro forma adjustments, which are described in the accompanying notes. Excluded from the unaudited pro forma consolidated income statements are amounts that are non-recurring in nature, such as the transition services agreements, or amounts that are not material, such as interest expense adjustments.

In accordance with the Separation Agreement, Air Products received a cash distribution of $550.0, which was paid from the net proceeds of Versum’s borrowings, and a distribution in-kind of notes issued by Versum with an aggregate principal amount of $425.0. The $425.0 of notes were issued directly to Air Products, who then exchanged these notes with certain financial institutions for $418.3 of Air Products’ outstanding commercial paper. The cash distribution of $550.0 is expected to be used within one year from the distribution date to pay down outstanding debt, largely commercial paper. Additional information on financings transactions associated with Versum can be found in the notes to the unaudited pro forma consolidated financial statements on page 8.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

Nine Months Ended 30 June 2016

		Discontinued				Pro Forma
	Historical	Operation -	Air Products			Air Products
	Air Products	Electronic	Continuing	Pro Forma		Continuing
(Millions of dollars, except for share data)	(As Reported)	Materials	Operations	Adjustments		Operations
Sales	$7,061.4	$708.0	$6,353.4	—		$6,353.4
Cost of sales	4,754.0	383.0	4,371.0	—		4,371.0
Selling and administrative	630.5	61.2	569.3	—		569.3
Research and development	98.8	30.1	68.7	—		68.7
Business separation costs	28.9	—	28.9	(25.5	)(B)	3.4
Business restructuring and cost reduction actions	22.8	(1.9)	24.7	—		24.7
Pension settlement loss	3.6	.3	3.3	—		3.3
Other income (expense), net	36.2	2.6	33.6	—		33.6
Operating Income	1,559.0	237.9	1,321.1	25.5		1,346.6
Equity affiliates’ income	108.6	.2	108.4	—		108.4
Interest expense	82.9	—	82.9	—		82.9
Income From Continuing Operations Before Taxes	1,584.7	238.1	1,346.6	25.5		1,372.1
Income tax provision	447.9	61.0	386.9	(47.4	)(C) (B)	339.5
Income from Continuing Operations	1,136.8	177.1	959.7	72.9		1,032.6
Less: Net Income Attributable to Noncontrolling Interests	23.5	6.1	17.4	—		17.4
Net Income From Continuing Operations Attributable to Air Products	$1,113.3	$171.0	$942.3	$72.9		$1,015.2

Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$5.15		$4.36			$4.70
Diluted EPS from continuing operations	5.11		4.32			4.66

Weighted Average Common Shares Outstanding
Basic (in millions)	216.1		216.1			216.1
Diluted (in millions)	218.0		218.0			218.0

See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 8 and 9.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

Twelve Months Ended 30 September 2015

		Discontinued	Discontinued				Pro Forma
	Historical	Operation -	Operation -	Air Products			Air Products
	Air Products	Energy-	Electronic	Continuing	Pro Forma		Continuing
(Millions of dollars, except for share data)	(As Reported)	from-Waste (G)	Materials	Operations	Adjustments		Operations
Sales	$9,894.9	—	$984.1	$8,910.8	—		$8,910.8
Cost of sales	6,944.1	5.1	582.9	6,356.1	—		6,356.1
Selling and administrative	941.7	2.4	86.4	852.9	—		852.9
Research and development	138.8	1.7	37.5	99.6	—		99.6
Business separation costs	7.5	—	—	7.5	(4.5	)(B)	3.0
Business restructuring and cost reduction actions	207.7	—	18.1	189.6	—		189.6
Pension settlement loss	21.2	—	1.7	19.5	—		19.5
Gain on previously held equity interest	17.9	—	—	17.9	—		17.9
Other income (expense), net	47.3	—	1.3	46.0	—		46.0
Operating Income	1,699.1	(9.2)	258.8	1,449.5	4.5		1,454.0
Equity affiliates’ income	154.5	—	1.0	153.5	—		153.5
Interest expense	103.5	—	.1	103.4	—		103.4
Loss on early retirement of debt	16.6	—	—	16.6	—		16.6
Income From Continuing Operations Before Taxes	1,733.5	(9.2)	259.7	1,483.0	4.5		1,487.5
Income tax provision	415.9	(2.4)	51.2	367.1	—		367.1
Income from Continuing Operations	1,317.6	(6.8)	208.5	1,115.9	4.5		1,120.4
Less: Net Income Attributable to Noncontrolling Interests	39.7	—	7.1	32.6	—		32.6
Net Income From Continuing Operations Attributable to Air Products	$1,277.9	($6.8)	$201.4	$1,083.3	$4.5		$1,087.8

Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$5.95			$5.04			$5.06
Diluted EPS from continuing operations	5.88			4.99			5.01

Weighted Average Common Shares Outstanding
Basic (in millions)	214.9			214.9			214.9
Diluted (in millions)	217.3			217.3			217.3

See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 8 and 9.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

Twelve Months Ended 30 September 2014

		Discontinued	Discontinued			Pro Forma
	Historical	Operation -	Operation -	Air Products		Air Products
	Air Products	Energy-	Electronic	Continuing	Pro Forma	Continuing
(Millions of dollars, except for share data)	(As Reported)	from-Waste (G)	Materials	Operations	Adjustments	Operations
Sales	$10,439.0	—	$922.8	$9,516.2	—	$9,516.2
Cost of sales	7,634.6	4.7	612.0	7,017.9	—	7,017.9
Selling and administrative	1,059.3	4.6	79.3	975.4	—	975.4
Research and development	141.4	1.6	35.7	104.1	—	104.1
Business restructuring and cost reduction actions	12.7	—	1.2	11.5	—	11.5
Pension settlement loss	5.5	—	.3	5.2	—	5.2
Goodwill and intangible asset impairment charge	310.1	—	—	310.1	—	310.1
Other income (expense), net	52.8	—	6.9	45.9	—	45.9
Operating Income	1,328.2	(10.9)	201.2	1,137.9	—	1,137.9
Equity affiliates’ income	151.4	—	1.7	149.7	—	149.7
Interest expense	125.1	—	.3	124.8	—	124.8
Income From Continuing Operations Before Taxes	1,354.5	(10.9)	202.6	1,162.8	—	1,162.8
Income tax provision	366.0	(3.4)	47.3	322.1	—	322.1
Income from Continuing Operations	988.5	(7.5)	155.3	840.7	—	840.7
Less: Net Income Attributable to Noncontrolling Interests	1.4	—	7.1	(5.7)	—	(5.7)
Net Income From Continuing Operations Attributable to Air Products	$987.1	($7.5)	$148.2	$846.4	—	$846.4

Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$4.64			$3.98		$3.98
Diluted EPS from continuing operations	4.59			3.93		3.93

Weighted Average Common Shares Outstanding
Basic (in millions)	212.7			212.7		212.7
Diluted (in millions)	215.2			215.2		215.2

See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 8 and 9.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

Twelve Months Ended 30 September 2013

(Millions of dollars, except for share data)	Historical Air Products (As Reported)	Discontinued Operation - Energy- from-Waste (G)	Discontinued Operation - Electronic Materials	Air Products Continuing Operations	Pro Forma Adjustments	Pro Forma Air Products Continuing Operations
Sales	$10,180.4	—	$842.3	$9,338.1	—	$9,338.1
Cost of sales	7,472.1	2.5	605.1	6,864.5	—	6,864.5
Selling and administrative	1,066.3	3.6	85.4	977.3	—	977.3
Research and development	133.7	1.3	32.4	100.0	—	100.0
Business restructuring and cost reduction actions	231.6	—	130.5	101.1	—	101.1
Pension settlement loss	12.4	—	—	12.4	—	12.4
Advisory costs	10.1	—	—	10.1	—	10.1
Other income (expense), net	70.2	—	7.0	63.2	—	63.2
Operating Income	1,324.4	(7.4)	(4.1)	1,335.9	—	1,335.9
Equity affiliates’ income	167.8	—	2.1	165.7	—	165.7
Interest expense	141.8	—	.3	141.5	—	141.5
Income From Continuing Operations Before Taxes	1,350.4	(7.4)	(2.3)	1,360.1	—	1,360.1
Income tax provision	307.9	(2.3)	(10.9)	321.1	—	321.1
Income from Continuing Operations	1,042.5	(5.1)	8.6	1,039.0	—	1,039.0
Less: Net Income Attributable to Noncontrolling Interests	38.3	—	6.8	31.5	—	31.5
Net Income From Continuing Operations Attributable to Air Products	$1,004.2	($5.1)	$1.8	$1,007.5	—	$1,007.5

Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$4.79			$4.80		$4.80
Diluted EPS from continuing operations	4.73			4.75		4.75

Weighted Average Common Shares Outstanding
Basic (in millions)	209.7			209.7		209.7
Diluted (in millions)	212.3			212.3		212.3

See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 8 and 9.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of 30 June 2016

		Discontinued				Pro Forma
	Historical	Operation -	Air Products			Air Products
	Air Products	Electronic	Continuing	Pro Forma		Continuing
(Millions of dollars, except for share data)	(As Reported)	Materials	Operations	Adjustments		Operations
Assets
Current Assets
Cash and cash items	$514.8	$66.5	$448.3	$550.0	(A)	$998.3
Trade receivables, net	1,563.2	126.0	1,437.2	—		1,437.2
Inventories	611.1	123.7	487.4	—		487.4
Contracts in progress, less progress billings	110.9	11.2	99.7	—		99.7
Prepaid expenses	80.3	10.2	70.1	(2.8	)(C)	67.3
Other receivables and current assets	479.7	7.4	472.3	2.6	(E)	474.9
Current assets of discontinued operations	18.8	—	18.8	—		18.8
Total Current Assets	3,378.8	345.0	3,033.8	549.8		3,583.6
Investment in net assets of and advances to equity affiliates	1,270.4	—	1,270.4	—		1,270.4
Plant and equipment, at cost	19,967.1	838.4	19,128.7	—		19,128.7
Less: accumulated depreciation	11,168.5	552.4	10,616.1	—		10,616.1
Plant and equipment, net	8,798.6	286.0	8,512.6	—		8,512.6
Goodwill, net	1,135.2	174.0	961.2	—		961.2
Intangible assets, net	491.2	76.9	414.3	—		414.3
Noncurrent capital lease receivables	1,245.6	—	1,245.6	—		1,245.6
Other noncurrent assets	763.7	34.2	729.5	(1.0	)(D)(E)	728.5
Total Noncurrent Assets	13,704.7	571.1	13,133.6	(1.0)		13,132.6
Total Assets	$17,083.5	$916.1	$16,167.4	$548.8		$16,716.2

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,778.0	$81.1	$1,696.9	$35.0	(B)	$1,731.9
Accrued income taxes	101.4	10.9	90.5	25.0	(B)	115.5
Short-term borrowings	1,043.0	—	1,043.0	(418.3	)(A)	624.7
Current portion of long-term debt	715.1	—	715.1	—		715.1
Current liabilities of discontinued operations	21.4	—	21.4	—		21.4
Total Current Liabilities	$3,658.9	$92.0	$3,566.9	($358.3)		$3,208.6
Long-term debt	3,925.6	—	3,925.6	—		3,925.6
Other noncurrent liabilities	1,414.2	7.5	1,406.7	(23.3	)(D)	1,383.4
Deferred income taxes	904.6	65.3	839.3	4.1	(D)	843.4
Total Noncurrent Liabilities	$6,244.4	$72.8	$6,171.6	($19.2)		$6,152.4
Total Liabilities	$9,903.3	$164.8	$9,738.5	($377.5)		$9,361.0

Air Products Shareholders’ Equity
Common stock (par value $1 per share; issued at 30 June 2016 – 249,455,584)	$249.4	—	$249.4	—		$249.4
Capital in excess of par value	935.4	—	935.4	—		935.4
Retained earnings	10,268.7	735.5	9,533.2	919.0	(F)	10,452.2
Accumulated other comprehensive loss	(2,125.7)	(17.1)	(2,108.6)	7.3	(D)	(2,101.3)
Treasury stock, at cost (30 June 2016 – 32,905,880 shares)	(2,282.4)	—	(2,282.4)	—		(2,282.4)
Total Air Products Shareholders’ Equity	$7,045.4	$718.4	$6,327.0	$926.3		$7,253.3
Noncontrolling Interests	134.8	32.9	101.9	—		101.9
Total Equity	$7,180.2	$751.3	$6,428.9	$926.3		$7,355.2
Total Liabilities and Equity	$17,083.5	$916.1	$16,167.4	$548.8		$16,716.2

See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 8 and 9.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Millions of dollars, except for share data)

On 30 September 2016, in connection with the spin-off, Versum entered into certain financing transactions. The following details the Versum financing transactions; however, a pro forma adjustment was not necessary for the following since Versum retained the debt as of the distribution date: Versum issued $425.0 aggregate principal amount of senior unsecured notes (the “Notes”). The Notes bear interest at a fixed interest rate of 5.50% per annum and will mature on September 30, 2024. In addition, Versum entered into a credit agreement providing for (i) a senior secured first lien term loan B facility in an aggregate principal amount of $575.0 (the “Term Facility”) and (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $200.0 (the “Revolving Facility”). Borrowings under the Term Facility bear interest at a rate per annum of, at Versum’s option, LIBOR, subject to a minimum floor of 0.75%, plus a margin of 2.50% or an alternate base rate, subject to a minimum floor of 1.75%, plus a margin of 1.50%. Borrowings under the Revolving Facility bear interest initially at a rate per annum of, at Versum’s option, LIBOR plus a margin of 2.00% or an alternate base rate plus a margin of 1.00%. The Term Facility will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Term Facility, with the balance payable on September 30, 2023. The Revolving Facility matures on September 30, 2021. Lenders under the Revolving Facility have the benefit of a maximum first lien net leverage ratio covenant of 3.25:1.00. On September 30, 2016 the Term Loan was fully drawn and no borrowings were outstanding under the Revolving Facility.

(A)

In accordance with the Separation Agreement, Air Products received from Versum a cash distribution of $550.0, which was paid from the net proceeds of the Term Facility, and a distribution in-kind of the $425.0 of Notes. The Notes were issued directly to Air Products, who then exchanged these Notes with certain financial institutions for $418.3 of Air Products’ outstanding commercial paper, which is shown as a reduction of short-term borrowings in the unaudited pro forma consolidated balance sheet. The difference between the principal amount of the Notes and the amount of commercial paper exchanged resulted in $6.7 of expense incurred by Air Products which was not reflected in the unaudited pro forma consolidated income statements for the periods presented.

Air Products expects to use the proceeds of the cash distribution within one year from the distribution date to pay down outstanding debt, largely commercial paper.

(B)

Reflects removal of business separation costs incurred in connection with the spin-off by Air Products of $25.5 during the nine months ended 30 June 2016 and $4.5 during the fiscal year ended 30 September 2015. These costs were reflected in business separation costs on the unaudited pro forma consolidated income statements and include the cost of advisors, consultants, and legal fees. Tax benefits removed on these costs were limited to $.3 in the nine months ended 30 June 2016.

Subsequent to 30 June 2016, Air Products expects to incur additional one-time spin-off costs of approximately $35 for legal, advisory and other costs that are not tax deductible. The liabilities for these fees have been accrued on the unaudited pro forma consolidated balance sheet in payables and accrued liabilities. In addition, Air Products expects to incur approximately $25 of additional tax costs related to the separation which have been accrued on the unaudited pro forma consolidated balance sheet in accrued income taxes. The expense related to these fees and taxes are not reflected in the unaudited pro forma consolidated income statements as they are non-recurring in nature.

(C)

Reflects removal of tax costs related to the separation, primarily tax expense of $45.7 from the repatriation of a portion of Air Products foreign earnings to the U.S. In June 2016, Air Products’ subsidiary in South Korea declared a dividend in anticipation of the separation of the Electronic Materials business from the Industrial Gas business in South Korea. This adjustment also includes the removal of $2.0 of tax expense and a $2.8 million prepaid tax asset related to the separation.

(D)

Reflects net benefit plan liabilities that were transferred to Versum by Air Products as part of the separation. This pro forma adjustment includes a $23.3 adjustment to decrease other noncurrent liabilities, a $7.3 adjustment, net of tax of $2.0, to decrease accumulated other comprehensive loss, as well as a $4.1 increase to deferred income taxes and a $1.5 decrease to other noncurrent assets related to deferred tax accounts. Pension expense related to Electronic Materials is included in discontinued operations. As such, pro forma adjustments to the unaudited consolidated income statements were not necessary for the periods presented.

(E)

Other receivables and current assets reflects an increase of $2.6 and Other noncurrent assets reflects an increase of $.5 related to net tax indemnification receivables for current income tax and unresolved tax matters pursuant to the Tax Matters Agreement. The actual amounts to be paid or received by Air Products under the Tax Matters Agreement will depend on a variety of factors, including the outcome of the unresolved tax matters.

(F)	Reflects the impact to Air Products retained earnings from pro forma adjustments described above.

(G)

On 29 March 2016, Air Products committed to the exit of its Energy-from-Waste business. Effective since our second quarter 2016 Form 10-Q filing for the period ended 31 March 2016, the historical results of this business have been reflected as a discontinued operation. For comparability between the interim and annual periods presented, the pro forma Air Products continuing operations results for the fiscal years ended 30 September 2015, 2014, and 2013 have been adjusted by the historical results of this business. A similar adjustment was not reflected in the nine months ended 30 June 2016 as the results of the Energy-from-Waste business were already reflected as a discontinued operation in our most recent Form 10-Q filing.